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[VISTA GOLD     7961 SHAFFER PARKWAY
 CORP. LOGO]    SUITE 5
                LITTLETON, COLORADO 80127
                TELEPHONE (720) 981-1185
                FAX (720) 981-1186

                                       Trading Symbol: VGZ
                                       Toronto and American Stock Exchanges


_________________________________________________NEWS __________________________

VISTA GOLD CORP. ANNOUNCES COMPLETION OF THE PAREDONES AMARILLOS GOLD PROJECT ACQUISITION; ENGAGEMENT OF FINANCIAL ADVISER

DENVER, COLORADO AUGUST 29, 2002 - Vista Gold Corp. (TSE; AMEX -VGZ) is pleased to announce that it has completed the acquisition of the Paredones Amarillos gold project, located in Baja California Sur, Mexico, previously announced in its press release dated July 23, 2002.

Based on an independent technical report prepared by Snowden Mining Industry Consultants of Vancouver, British Columbia in compliance with Canadian National Instrument 43-101, the geological gold resources above a 0.5 grams per tonne cut-off at the Paredones Amarillos project are:

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                                                       Tonnes         Grade        Ounces
                                                       (000's)     (g/tonne)      of Gold
                                                                                  (000's)
------------------------------------------------------------------------------------------
Measured resources                                      11,498          1.17          431
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Indicated resources                                     44,170          1.02        1,451
                                                        ------          ----        -----
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  Total measured and indicated resources*               55,668          1.05        1,882
------------------------------------------------------------------------------------------

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Inferred resources                                       5,495          0.79          140
------------------------------------------------------------------------------------------

* Total measured and indicated resources above a 0.25 g/tonne cut-off is 87,822 tonnes grading 0.800 g/tonne for a total of 2,250 ounces of gold.

"The closing of this acquisition at around US$1.00 an ounce is an excellent first step in our pursuit of quality gold resources," said Jock McGregor, President and CEO. "We will now focus on identifying ways to improve the economics of this project to create additional value, and we also look forward to further acquisitions, as opportunities arise."

Vista is also pleased to announce that it has engaged Endeavour Financial Corporation Inc. ("Endeavour") as financial advisor to assist the Corporation in executing its strategy of creating shareholder value through the acquisition of quality gold resources. Subject to regulatory approval, Endeavour's fees of $10,000 per month will be payable in common shares priced at Cdn $5.62, being the weighted average closing price of the Corporation's common shares for the 10 trading days immediately prior to the signing of its agreement with Endeavour. Under this agreement, other fees will be payable to Endeavour, in common shares, contingent upon the execution and close of gold property transactions.

"Endeavour's reputation in mining circles and depth of experience in evaluating and negotiating complex transactions complements our own strengths," said Jock McGregor, President and CEO. "Endeavour, has offices in Grand Cayman, London, Toronto & Vancouver and this will give Vista additional exposure to attract quality resources and quality investors. I am also very pleased that Endeavour has endorsed our business strategy and will become a Vista shareholder at this exciting time."

Vista Gold Corp. is an international gold mining, development and exploration company based in Littleton Colorado. Its holdings include the Paredones Amarillos project in Mexico, the Hycroft mine in Nevada, the Amayapampa project in Bolivia, and exploration projects in North and South America.
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The statements that are not historical facts are forward-looking statements involving known and unknown risks and uncertainties that could cause actual results to vary materially from targeted results. Such risks and uncertainties include those described from time to time in the Corporation's periodic reports, including the annual report on Form 10-KSB, as amended, filed with the U.S. Securities and Exchange Commission. The Corporation assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Jock McGregor or Jack Engele at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com